Exhibit 99.1
Contact: Spencer Kurn
Senior Vice President, Investor Relations
Telephone: (617) 375-7517
AMERICAN TOWER CORPORATION REPORTS FOURTH QUARTER AND FULL YEAR 2025 FINANCIAL RESULTS

CONSOLIDATED HIGHLIGHTS(1)(2)
Fourth Quarter 2025			Full Year 2025
●	Total revenue increased 7.5% to $2,738 million(3)	●	Total revenue increased 5.1% to $10,645 million(3)
●	Total property revenue increased 7.6% to $2,673 million(3)	●	Total property revenue increased 3.7% to $10,305 million(3)
●	Net income decreased 32.0% to $837 million(4)(5)	●	Net income increased 15.3% to $2,629 million(4)(5)(6)
●	Adjusted EBITDA increased 7.5% to $1,819 million(5)	●	Adjusted EBITDA increased 4.7% to $7,130 million(5)
●	Net income attributable to AMT common stockholders decreased 33.3% to $821 million(4)(5)	●	Net income attributable to AMT common stockholders increased 12.2% to $2,530 million(4)(5)(6)
●	AFFO attributable to AMT common stockholders increased 13.1% to $1,230 million	●	AFFO attributable to AMT common stockholders increased 2.2% to $5,042 million
●	AFFO attributable to AMT common stockholders, as adjusted, increased 13.1% to $1,230 million(7)	●	AFFO attributable to AMT common stockholders, as adjusted, increased 8.2% to $5,042 million(7)
Boston, Massachusetts – February 24, 2026: American Tower Corporation (NYSE: AMT) today reported financial results for the quarter and full year ended December 31, 2025.
Steven Vondran, American Tower’s Chief Executive Officer, stated, “We delivered another strong year, achieving high-single-digit growth in AFFO per Share, as adjusted, while continuing to execute our strategy. Leasing demand across our global tower portfolio and data center business remains robust, underpinned by sustained growth in mobile data consumption, continued 5G deployment, and increasing hybrid-cloud and AI-related workloads. Alongside these demand trends, we’ve taken meaningful actions to streamline our global operations, enhance the quality and durability of our earnings, and improve financial flexibility by returning to our target leverage range.
Looking ahead to 2026, we are focused on durable revenue growth, advancing our new cost efficiency initiatives, and disciplined capital allocation. With our strong balance sheet and clear strategic priorities, we are well positioned to benefit from strong secular demand and deliver attractive long-term returns for our shareholders.”
CONSOLIDATED OPERATING RESULTS OVERVIEW(1)(2)
American Tower generated the following operating results for the quarter and full year ended December 31, 2025 (all comparative information is presented against the quarter and full year ended December 31, 2024).

($ in millions, except per share amounts.)	Q4 2025	Growth Rate	FY 2025	Growth Rate
Total revenue(3)	$2,738	7.5%	$10,645	5.1%
Total property revenue(3)	$2,673	7.6%	$10,305	3.7%
Total Tenant Billings Growth	$119	6.5%	$416	5.6%
Organic Tenant Billings Growth	$109	5.9%	$375	5.1%
Property Gross Margin(5)	$1,996	7.2%	$7,731	3.7%
Property Gross Margin %	74.7%		75.0%
Net income(4)(5)(6)	$837	(32.0)%	$2,629	15.3%
Net income attributable to AMT common stockholders(4)(5)(6)	$821	(33.3)%	$2,530	12.2%
Net income attributable to AMT common stockholders per diluted share(4)(5)(6)	$1.75	(33.2)%	$5.40	12.0%
Adjusted EBITDA(5)	$1,819	7.5%	$7,130	4.7%
Adjusted EBITDA Margin %	66.4%		67.0%

Nareit Funds From Operations (FFO) attributable to AMT common stockholders(4)(5)	$1,318	(21.6)%	$4,161	(20.5)%
AFFO attributable to AMT common stockholders	$1,230	13.1%	$5,042	2.2%
AFFO attributable to AMT common stockholders per Share	$2.63	13.4%	$10.76	2.1%
AFFO attributable to AMT common stockholders, as adjusted(7)	$1,230	13.1%	$5,042	8.2%
AFFO attributable to AMT common stockholders per Share, as adjusted(7)	$2.63	13.4%	$10.76	8.0%
Cash provided by operating activities	$1,428	19.1%	$5,464	3.3%
Less: total cash capital expenditures(8)	$592	30.7%	$1,721	6.5%
Free Cash Flow	$836	12.0%	$3,743	1.9%
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(1)On September 12, 2024, American Tower Corporation (the “Company” or “American Tower”) completed the sale of 100% of the equity interests in its operations in India (“ATC TIPL”) to Data Infrastructure Trust, an Infrastructure Investment Trust sponsored by an affiliate of Brookfield Asset Management (the “ATC TIPL Transaction”). The ATC TIPL Transaction qualified for presentation as discontinued operations. Prior to the divestiture and classification as discontinued operations, ATC TIPL’s operating results were included within the Asia-Pacific property segment. Accordingly, the operating results of ATC TIPL are reported as discontinued operations for all prior periods presented. Please refer to the footnotes and definitions in this release regarding treatment of discontinued operations.
(2)Prior period results and associated growth rates for total revenue, total property revenue, total Tenant Billings Growth, Organic Tenant Billings Growth, Property Gross Margin, Adjusted EBITDA, AFFO attributable to AMT common stockholders, as adjusted, and AFFO attributable to AMT common stockholders per Share, as adjusted, exclude the impacts associated with discontinued operations related to the ATC TIPL Transaction. Net income, Net income attributable to AMT common stockholders, Net income attributable to AMT common stockholders per diluted share, Nareit Funds From Operations (FFO) attributable to AMT common stockholders, AFFO attributable to AMT common stockholders, AFFO attributable to AMT common stockholders per Share, Cash provided by operating activities, total cash capital expenditures and Free Cash Flow include the impacts associated with discontinued operations related to the ATC TIPL Transaction.
(3)Q4 2025 and FY 2025 growth rates impacted by a decrease in non-cash straight-line revenue, which represented approximately $28.0 million and $101.0 million, respectively, in the current periods as compared to approximately $55.9 million and $277.6 million, respectively, in the prior-year periods.
(4)Q4 2025 and FY 2025 growth rates impacted by foreign currency gains (losses) of approximately $2.3 million and $(809.4) million, respectively, in the current periods as compared to foreign currency gains of approximately $539.7 million and $308.3 million, respectively, in the prior-year periods.
(5)Q4 2025 and FY 2025 growth rates impacted by a decrease in non-cash straight-line revenue, net of non-cash straight-line expense, which represented approximately $19.7 million and $64.8 million, respectively, in the current periods as compared to approximately $47.9 million and $230.8 million, respectively, in the prior-year periods.
(6)FY 2025 growth rates impacted by a loss on the sale of ATC TIPL of $1.2 billion in the prior-year period, which primarily included the reclassification of the Company’s cumulative translation adjustment in India upon exiting the market of $1.1 billion. The loss on the sale of ATC TIPL is included in Loss from discontinued operations, net of taxes in the consolidated statements of operations.
(7)Represents AFFO attributable to AMT common stockholders from continuing operations adjusted for a full period of interest expense savings associated with the use of approximately $2.0 billion of proceeds from the ATC TIPL Transaction to pay down existing indebtedness under the Company’s $6.0 billion senior unsecured multicurrency revolving credit facility, as amended and restated in December 2021, as further amended (the “2021 Multicurrency Credit Facility”), at the applicable historical borrowing cost for the respective prior period. No additional adjustments are required related to the repayment of approximately $120 million under the Company’s unsecured term loan in India, as amended in January 2024 (the “India Term Loan”), as the historical interest expense associated with the India Term Loan is already considered as part of AFFO attributable to AMT common stockholders from discontinued operations when deriving AFFO attributable to AMT common stockholders from continued operations.
(8)Q4 2025 and FY 2025 cash capital expenditures include $12.7 million and $40.3 million, respectively, of finance lease and perpetual land easement payments reported in cash flows from financing activities in the condensed consolidated statements of cash flows.

Please refer to “Non-GAAP and Defined Financial Measures” below for definitions and other information regarding the Company’s use of non-GAAP measures. For financial information and reconciliations to GAAP measures, please refer to the “Unaudited Selected Consolidated Financial Information” below.

CAPITAL ALLOCATION OVERVIEW
Distributions – During the quarter and full year ended December 31, 2025, the Company declared the following regular cash distributions to its common stockholders:

Common Stock Distributions	Q4 2025(1)	FY 2025
Distributions per share	$1.70	$6.80
Aggregate amount (in millions)	$792.9	$3,180.8
Year-over-year per share growth	4.9%	4.9%
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(1)    The distribution declared on December 4, 2025 was paid on February 2, 2026 to stockholders of record as of the close of business on December 29, 2025.

Stock Repurchases – During the fourth quarter of 2025, the Company repurchased a total of approximately 2 million shares of its common stock for an aggregate of approximately $365 million, including commissions and fees. Subsequent to the end of the fourth quarter, through February 17, 2026, the Company repurchased approximately 312 thousand shares of its common stock for an aggregate of approximately $53 million, including commissions and fees. The Company expects to continue managing the pacing of the remaining approximately $1.6 billion under its buyback program in response to general market conditions and other relevant factors. The Company expects to fund any further repurchases of its common stock through a combination of cash on hand, cash generated by operations and borrowings under its credit facilities.

Capital Expenditures – During the fourth quarter of 2025, total capital expenditures were approximately $592 million, of which $63 million was for non-discretionary capital improvements and corporate capital expenditures. For the full year 2025, total capital expenditures were approximately $1.7 billion, of which $196 million was for non-discretionary capital improvements and corporate capital expenditures. For additional capital expenditure details, please refer to the supplemental disclosure package available on the Company’s website.

LEVERAGE AND FINANCING OVERVIEW
Leverage – For the quarter ended December 31, 2025, the Company’s Net Leverage Ratio was 4.9x net debt (total debt less cash and cash equivalents) to fourth quarter 2025 annualized Adjusted EBITDA.

Calculation of Net Leverage Ratio ($ in millions, totals may not add due to rounding.)	As of December 31, 2025
Total debt	$37,220
Less: Cash and cash equivalents	1,475
Net Debt	$35,746
Divided By: Fourth quarter annualized Adjusted EBITDA(1)	7,274
Net Leverage Ratio	4.9x
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(1)Q4 2025 Adjusted EBITDA multiplied by four.
Liquidity and Financing Activities – As of December 31, 2025, the Company had approximately $11.1 billion of total liquidity, consisting of approximately $1.5 billion in cash and cash equivalents plus the ability to borrow an aggregate of approximately $9.6 billion under its revolving credit facilities, net of any outstanding letters of credit.
On December 5, 2025, the Company issued $850.0 million aggregate principal amount of 4.700% senior unsecured notes due 2032. The Company used the net proceeds of the offering to repay existing indebtedness under its $4.0 billion senior unsecured revolving credit facility, as amended and restated in December 2021, as further amended.

FULL YEAR 2026 OUTLOOK

The following full year 2026 estimates are based on a number of assumptions that management believes to be reasonable and reflect the Company’s expectations as of February 24, 2026. Actual results may differ materially from these estimates as a result of various factors, and the Company refers you to the cautionary language regarding “forward-looking statements” included in this press release when considering this information.
The Company’s outlook is based on the following average foreign currency exchange rates to 1.00 U.S. Dollar for February 24, 2026 through December 31, 2026: (a) 1,645 Argentinean Pesos; (b) 123.40 Bangladeshi Taka; (c) 5.50 Brazilian Reais; (d) 1.38 Canadian Dollars; (e) 930 Chilean Pesos; (f) 4,030 Colombian Pesos; (g) 0.85 Euros; (h) 11.60 Ghanaian Cedis; (i) 134 Kenyan Shillings; (j) 18.40 Mexican Pesos; (k) 1,550 Nigerian Naira; (l) 7,000 Paraguayan Guarani; (m) 3.35 Peruvian Soles; (n) 58.90 Philippine Pesos; (o) 17.00 South African Rand; (p) 3,790 Ugandan Shillings; and (q) 560 West African CFA Francs.
The Company’s outlook reflects estimated positive impacts of foreign currency exchange rate fluctuations to total property revenue, Adjusted EBITDA, AFFO attributable to AMT common stockholders and AFFO attributable to AMT common stockholders per Share of approximately $87 million, $57 million, $44 million and $0.09 per Share, respectively, relative to the Company’s 2025 results. The impact of foreign currency exchange rate fluctuations on net income metrics is not provided, as the impact on all components of the net income measure cannot be calculated without unreasonable effort.
Additional information pertaining to the impact of foreign currency and Secured Overnight Financing Rate fluctuations on the Company’s outlook has been provided in the supplemental disclosure package available on the Company’s website.

2026 Outlook: ($ in millions, except per share amounts.)	Full Year 2026			Midpoint Growth Rates vs. Prior Year
Total property revenue(1)(2)	$10,440	to	$10,590	2.0%
Net income	2,945	to	3,025	14.1%
Net income attributable to AMT common stockholders	2,980	to	3,060	24.1%
Adjusted EBITDA(3)	7,090	to	7,160	(0.1)%
AFFO attributable to AMT common stockholders	5,035	to	5,115	0.7%
AFFO attributable to AMT common stockholders per Share	$10.78	to	$10.95	1.0%
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(1)Includes U.S. & Canada segment property revenue of $5,060 million to $5,120 million, Latin America property revenue of $1,645 million to $1,665 million, Africa & APAC property revenue of $1,535 million to $1,555 million, Europe property revenue of $1,025 million to $1,055 million and Data Centers segment property revenue of $1,175 million to $1,195 million, reflecting midpoint growth rates of (3.0)%, 0.8%, 8.6%, 10.9% and 12.5%, respectively. The U.S. & Canada growth rate includes an estimated negative impact of over 3% associated with a decrease in non-cash straight-line revenue recognition. Data Centers segment property revenue reflects revenue from the Company’s data center facilities and related assets.
(2)Property revenue growth rate includes an estimated negative impact of approximately 2% associated with a decrease in straight-line revenue recognition.
(3)Adjusted EBITDA growth rate includes an estimated negative impact of over 2% associated with a decrease in net straight-line revenue recognition.

2026 Outlook for Total Property revenue, at the midpoint, includes the following components(1): ($ in millions, totals may not add due to rounding.)	U.S. & Canada Property(2)	Latin America Property	Africa & APAC Property	Europe Property	Data Centers Property(3)	Total Property
International pass-through revenue	N/A	$485	$382	$213	N/A	$1,080
Straight-line revenue	(124)	(34)	67	3	18	(70)
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(1)For additional discussion regarding these components, please refer to “Revenue Components” below.
(2)U.S. & Canada property revenue includes revenue from all assets in the United States and Canada, other than data center facilities and related assets.
(3)Data Centers property revenue reflects revenue from the Company’s data center facilities and related assets.

2026 Outlook for Total Tenant Billings Growth, at the midpoint, includes the following components(1): (Totals may not add due to rounding.)	U.S. & Canada Property	Latin America Property	Africa & APAC Property	Europe Property	Total Property
Organic Tenant Billings	~0.5%	(~3%)	~8.5%	~4%	~1%
New Site Tenant Billings	~0%	~0%	~3.5%	~9%	~1%
Total Tenant Billings Growth	~0.5%	(~3%)	~12%	~13%	~2%
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(1)For additional discussion regarding the component growth rates, please refer to “Revenue Components” below. Tenant Billings Growth is not applicable to the Data Centers segment. For additional details related to the Data Centers segment, please refer to the supplemental disclosure package available on the Company’s website.

Outlook for Capital Expenditures: ($ in millions, totals may not add due to rounding.)
	Full Year 2026
Discretionary capital projects(1)	$1,050	to	$1,080
Ground lease purchases	200	to	220
Start-up capital projects	35	to	55
Redevelopment	335	to	365
Capital improvement	160	to	170
Corporate	15	–	15
Total	$1,795	to	$1,905
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(1)Includes the construction of 1,700 to 2,300 communications sites globally and $695 million of development spend in the Company’s Data Centers segment.

Reconciliation of Outlook for Adjusted EBITDA to Net income: ($ in millions, totals may not add due to rounding.)
	Full Year 2026
Net income	$2,945	to	$3,025
Interest expense	1,415	to	1,395
Depreciation, amortization and accretion	2,060	to	2,070
Income tax provision	440	–	440
Stock-based compensation expense	140	–	140
Other, including other operating expenses, interest income, (gain) loss on retirement of long-term obligations and other (income) expense	90	–	90
Adjusted EBITDA	$7,090	to	$7,160

Reconciliation of Outlook for AFFO attributable to AMT common stockholders to Net income: ($ in millions, except share and per share data, totals may not add due to rounding.)
	Full Year 2026
Net income	$2,945	to	$3,025
Straight-line revenue	70	–	70
Straight-line expense	36	–	36
Depreciation, amortization and accretion	2,060	to	2,070
Stock-based compensation expense	140	–	140
Deferred portion of income tax and other income tax adjustments	128	–	128
Other, including other operating expense, amortization of deferred financing costs, debt discounts and premiums, (gain) loss on retirement of long-term obligations, other (income) expense and long-term deferred interest charges	268	–	268
Capital improvement capital expenditures	(160)	to	(170)
Corporate capital expenditures	(15)	–	(15)
Adjustments and distributions for unconsolidated affiliates and noncontrolling interests	(437)	–	(437)
AFFO attributable to AMT common stockholders	$5,035	to	$5,115
Divided by weighted average diluted shares outstanding (in thousands)	467,000	–	467,000
AFFO attributable to AMT common stockholders per Share	$10.78	to	$10.95

Reconciliation of Outlook for EBITDA to AFFO attributable to AMT common stockholders and AFFO attributable to American Tower Corporation common stockholders per Share: ($ in millions, except share and per share data, totals may not add due to rounding.)

	Full Year 2026
Adjusted EBITDA	$7,090	to	$7,160
Straight-line revenue	70	–	70
Straight-line expense	36	–	36
Cash interest expense	(1,362)	to	(1,342)
Interest income	125	–	125
Cash paid for income taxes	(312)	–	(312)
Capital improvement capital expenditures	(160)	to	(170)
Corporate capital expenditures	(15)	–	(15)
Adjustments and dividends from non-controlling interest	(437)	–	(437)
AFFO Attributable to Common Stockholders	$5,035	to	$5,115
Divided by weighted average shares outstanding	467,000	–	467,000
AFFO attributable to AMT common stockholders per Share	$10.78	to	$10.95

Conference Call Information
American Tower will host a conference call today at 8:30 a.m. ET to discuss its financial results for the quarter and full year ended December 31, 2025 and its outlook for 2026. Supplemental materials for the call will be available on the Company’s website, www.americantower.com.

Pre-Registration Link for Dial-in Access
Participants can pre-register for the conference call here to receive dial-in information and a personalized PIN.

Access via Webcast
The earnings call will be broadcast live (listen only) and can be replayed shortly after the conclusion of the call via the Investor Relations webcast at https://www.americantower.com/investor-relations/webcasts.

About American Tower
American Tower, one of the largest global REITs, is a leading independent owner, operator and developer of multitenant communications real estate with a portfolio of nearly 150,000 communications sites and a highly interconnected footprint of U.S. data center facilities. For more information about American Tower, please visit the “Earnings Materials” and “Investor Presentations” sections of our investor relations hub at www.americantower.com.

Non-GAAP and Defined Financial Measures
In addition to the results prepared in accordance with generally accepted accounting principles in the United States (GAAP) provided throughout this press release, the Company has presented the following Non-GAAP and Defined Financial Measures: Segment Gross Margin, Segment Operating Profit, Segment Operating Profit Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Nareit Funds From Operations (FFO) attributable to American Tower Corporation common stockholders, Adjusted Funds From Operations (AFFO) attributable to American Tower Corporation common stockholders, AFFO attributable to American Tower Corporation common stockholders, as adjusted, AFFO attributable to American Tower Corporation common stockholders per Share, AFFO attributable to American Tower Corporation common stockholders per Share, as adjusted, Free Cash Flow, Net Debt and Net Leverage Ratio. In addition, the Company presents: Tenant Billings, Tenant Billings Growth, Organic Tenant Billings Growth and New Site Tenant Billings Growth.
These measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as additional information because management believes they are useful indicators of the current financial performance of the Company's core businesses and are commonly used across its industry peer group. As outlined in detail below, the Company believes that these measures can assist in comparing company performance on a consistent basis irrespective of depreciation and amortization or capital structure, while also providing valuable incremental insight into the underlying operating trends of its business.
Depreciation and amortization can vary significantly among companies depending on accounting methods, particularly where acquisitions or non-operating factors, including historical cost basis, are involved. The Company's Non-GAAP and Defined Financial Measures may not be comparable to similarly titled measures used by other companies.
Revenue Components
In addition to reporting total revenue, the Company believes that providing transparency around the components of its revenue provides investors with insight into the indicators of the underlying demand for, and operating performance of, its real estate portfolio. Accordingly, the Company has provided disclosure of the following revenue components: (i) Tenant Billings; (ii) New Site Tenant Billings; (iii) Organic Tenant Billings; (iv) International pass-through revenue; (v) Straight-line revenue; (vi) Pre-paid amortization revenue; (vii) Foreign currency exchange impact; and (viii) Other revenue.
Tenant Billings: The majority of the Company’s revenue is generated from non-cancellable, long-term tenant leases. Revenue from Tenant Billings reflects several key aspects of the Company’s real estate business: (i) “colocations/amendments” reflects new tenant leases for space on existing sites and amendments to existing leases to add additional tenant equipment; (ii) “escalations” reflects contractual increases in billing rates, which are typically tied to fixed percentages or a variable percentage based on a consumer price index; (iii) “cancellations” reflects the impact of tenant lease terminations or non-renewals or, in limited circumstances, when the lease rates on existing leases are reduced; and (iv) “new sites” reflects the impact of new property construction and acquisitions.
New Site Tenant Billings: Day-one Tenant Billings associated with sites that have been built or acquired since the beginning of the prior-year period. Incremental colocations/amendments, escalations or cancellations that occur on these sites after the date of their addition to our portfolio are not included in New Site Tenant Billings. In certain cases, this could also include the net impact of certain divestitures. The Company believes providing New Site Tenant Billings enhances an investor’s ability to analyze the Company’s existing real estate portfolio growth as well as its development program growth, as the Company’s construction and acquisition activities can drive variability in growth rates from period to period.
Organic Tenant Billings: Tenant Billings on sites that the Company has owned since the beginning of the prior-year period, as well as Tenant Billings activity on new sites that occurred after the date of their addition to the Company’s portfolio.
International pass-through revenue: A portion of the Company’s pass-through revenue is based on power and fuel expense reimbursements and therefore subject to fluctuations in fuel prices. As a result, revenue growth rates may fluctuate depending on the market price for fuel in any given period, which is not representative of the Company’s real estate business and its economic exposure to power and fuel costs. Furthermore, this expense reimbursement mitigates the economic impact associated with fluctuations in operating expenses, such as power and fuel costs and land rents in certain of the Company’s markets. As a result, the Company believes that it is appropriate to provide insight into the impact of pass-through revenue on certain revenue growth rates.

Straight-line revenue: Under GAAP, the Company recognizes revenue on a straight-line basis over the term of the contract for certain of its tenant leases. Due to the Company’s significant base of non-cancellable, long-term tenant leases, this can result in significant fluctuations in growth rates upon tenant lease signings and renewals (typically increases), when amounts billed or received upfront upon these events are initially deferred. These signings and renewals are only a portion of the Company’s underlying business growth and can distort the underlying performance of our Tenant Billings Growth. As a result, the Company believes that it is appropriate to provide insight into the impact of straight-line revenue on certain growth rates in revenue and select other measures.
Pre-paid amortization revenue: The Company recovers a portion of the costs it incurs for the redevelopment and development of its properties from its tenants. These upfront payments are then amortized over the initial term of the corresponding tenant lease. Given this amortization is not necessarily directly representative of underlying leasing activity on its real estate portfolio (i.e., does not have a renewal option or escalation as our tenant leases do), the Company believes that it is appropriate to provide insight into the impact of pre-paid amortization revenue on certain revenue growth rates to provide transparency into the underlying performance of our real estate business.
Foreign currency exchange impact: The majority of the Company’s Latin America, Africa & APAC and Europe revenue and operating expenses are denominated in each country’s local currency. As a result, foreign currency fluctuations may distort the underlying performance of our real estate business from period to period, depending on the movement of foreign currency exchange rates versus the U.S. Dollar. The Company believes it is appropriate to quantify the impact of foreign currency exchange rate fluctuations on its reported growth to provide transparency into the underlying performance of its real estate business.
Other revenue: Other revenue represents revenue not captured by the above listed items and can include items such as customer settlements, fiber solutions revenue and data centers revenue.

Non-GAAP and Defined Financial Measure Definitions
Adjusted EBITDA: Net income before Income (loss) from equity method investments; Income (loss) from discontinued operations, net of taxes; Income tax benefit (provision); Other income (expense); Gain (loss) on retirement of long-term obligations; Interest expense; Interest income; Other operating income (expense), including Goodwill impairment; Depreciation, amortization and accretion; and Stock-based compensation expense. The Company believes this measure provides valuable insight into the profitability of its operations while at the same time taking into account the central overhead expenses required to manage its global operations. In addition, it is a widely used performance measure across the telecommunications real estate sector.
Adjusted EBITDA Margin: The percentage that results from dividing Adjusted EBITDA by total revenue.
Adjusted Funds From Operations (AFFO) attributable to American Tower Corporation common stockholders: Nareit FFO attributable to American Tower Corporation common stockholders before (i) straight-line revenue and expense, (ii) stock-based compensation expense, (iii) the deferred portion of income tax and other income tax adjustments, (iv) non-real estate related depreciation, amortization and accretion, (v) amortization of deferred financing costs, debt discounts and premiums and long-term deferred interest charges, (vi) other income (expense), (vii) gain (loss) on retirement of long-term obligations, and (viii) other operating income (expense), less cash payments related to capital improvements and cash payments related to corporate capital expenditures and including adjustments and distributions for unconsolidated affiliates and noncontrolling interests and adjustments for discontinued operations, which includes the impact of noncontrolling interests and discontinued operations on both Nareit FFO and the corresponding adjustments included in AFFO. The Company believes this measure provides valuable insight into the operating performance of its assets by further adjusting the Nareit AFFO attributable to American Tower Corporation common stockholders metric to exclude the factors outlined above, which if unadjusted, may otherwise cause material fluctuations in Nareit FFO attributable to American Tower Corporation common stockholders growth from period to period that would not be representative of the underlying performance of the Company’s property assets in those periods. In addition, it is a widely used performance measure across the telecommunications real estate sector. The Company believes providing this metric, excluding the impacts of noncontrolling interests, enhances transparency, given the minority interests in its Europe business and its U.S. data center business.
AFFO attributable to American Tower Corporation common stockholders, as adjusted: Represents AFFO attributable to AMT common stockholders from continuing operations adjusted for a full period of interest expense savings associated with the use of approximately $2.0 billion of proceeds from the ATC TIPL Transaction to pay down existing indebtedness under the 2021 Multicurrency Credit Facility, at the applicable historical borrowing cost for the respective period. No additional adjustments are required related to the repayment of approximately $120 million under the India Term Loan, as the historical interest expense associated with the India Term Loan is already considered as part of AFFO attributable to AMT common stockholders from discontinued operations when deriving AFFO attributable to AMT common stockholders from continued operations.
AFFO attributable to American Tower Corporation common stockholders per Share, as adjusted: AFFO attributable to American Tower Corporation common stockholders, as adjusted, divided by the diluted weighted average common shares outstanding.
AFFO attributable to American Tower Corporation common stockholders per Share: AFFO attributable to American Tower Corporation common stockholders divided by the diluted weighted average common shares outstanding.
Free Cash Flow: Cash provided by operating activities less total cash capital expenditures, including the impacts associated with discontinued operations and payments on finance leases and perpetual land easements. The Company believes that Free Cash Flow is useful to investors as the basis for comparing our performance and coverage ratios with other companies in its industry, although this measure of Free Cash Flow may not be directly comparable to similar measures used by other companies.
Nareit Funds From Operations (FFO), as defined by the National Association of Real Estate Investment Trusts (Nareit), attributable to American Tower Corporation common stockholders: Net income before gains or losses from the sale or disposal of real estate, real estate related impairment charges, real estate related depreciation, amortization and accretion, and including adjustments and distributions for unconsolidated affiliates and noncontrolling interests and adjustments for discontinued operations. The Company believes this measure provides valuable insight into the operating performance of its property assets by excluding the charges described above, particularly depreciation expenses, given the high initial, up-front capital intensity of the Company’s operating model. In addition, it is a widely used performance measure across the telecommunications real estate sector.
Net Debt: Total long-term debt, including current portion and for periods beginning in the first quarter of 2019, finance lease liabilities, less cash and cash equivalents.
Net Leverage Ratio: Net debt (total long-term debt, including current portion, and for periods beginning in the first quarter of 2019, finance lease liabilities, less cash and cash equivalents) divided by the quarter’s annualized Adjusted EBITDA (the quarter’s Adjusted EBITDA multiplied by four). The Company believes that including this calculation is important for investors and analysts given it is a critical component underlying its credit agency ratings.
New Site Tenant Billings Growth: The portion of Tenant Billings Growth attributable to New Site Tenant Billings. The Company believes this measure provides valuable insight into the growth attributable to Tenant Billings from recently acquired or constructed properties.
Organic Tenant Billings Growth: The portion of Tenant Billings Growth attributable to Organic Tenant Billings. The Company believes that organic growth is a useful measure of its ability to add tenancy and incremental revenue to its assets for the reported period, which enables investors and analysts to gain additional insight into the relative attractiveness, and therefore the value, of the Company’s property assets.
Segment Gross Margin: Revenues less operating expenses, excluding depreciation, amortization and accretion, selling, general, administrative and development expense and other operating expenses. The Company believes this measure provides valuable insight into the site-level profitability of its assets.
Segment Operating Profit: Segment Gross Margin less selling, general, administrative and development expense, excluding stock-based compensation expense and corporate expenses. The Company believes this measure provides valuable insight into the site-level profitability of its assets while also taking into account the overhead expenses required to manage each of its operating segments.
Segment Operating Profit and Segment Gross Margin are before interest income, interest expense, gain (loss) on retirement of long-term obligations, other income (expense), net income (loss) attributable to noncontrolling interest and income tax benefit (provision).
Segment Operating Profit Margin: The percentage that results from dividing Segment Operating Profit by revenue.
Tenant Billings Growth: The increase or decrease resulting from a comparison of Tenant Billings for a current period with Tenant Billings for the corresponding prior-year period, in each case adjusted for foreign currency exchange rate fluctuations. The Company believes this measure provides valuable insight into the growth in recurring Tenant Billings and underlying demand for its real estate portfolio.

Cautionary Language Regarding Forward-Looking Statements

This press release contains “forward-looking statements” concerning our goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to, statements regarding our full year 2026 outlook and other targets, foreign currency exchange rates, the creditworthiness and financial strength of our customers, the expected impacts of strategic partnerships on our business, our expectations for the closing of signed agreements and the expected impacts of such agreements on our business and our expectations regarding the leasing demand for communications real estate. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) a significant decrease in leasing demand for our communications infrastructure would materially and adversely affect our business and operating results, and we cannot control that demand; (2) our business, results of operations and financial condition could be negatively impacted by disputes with our customers; (3) a substantial portion of our current and projected future revenue is derived from a small number of customers, and we are sensitive to adverse changes in the creditworthiness and financial strength of our customers; (4) increasing competition within our industries may materially and adversely affect our revenue; (5) if our customers consolidate their operations, exit their businesses or share site infrastructure to a significant degree, our growth and revenue could be materially and adversely affected; (6) competition to build or purchase assets could adversely affect our ability to achieve our return on investment criteria; (7) new technologies or changes, or lack thereof, in our or a customer’s business model could make our communications infrastructure leasing business less desirable and result in decreasing revenues and operating results; (8) divestitures may materially and adversely affect our financial condition, results of operations or cash flows; (9) our use of joint ventures and strategic partnerships may expose us to risks associated with jointly owned investments; (10) our leverage, debt service obligations and repurchase activity may materially and adversely affect our ability to raise additional financing to fund capital expenditures, future growth and expansion initiatives and may reduce funds available to satisfy our distribution requirements; (11) increased inflation and interest rates may adversely affect us by increasing costs beyond what we can recover through price increases; (12) restrictive covenants in the agreements related to our securitization transaction, our credit facilities and our debt securities could materially and adversely affect our business by limiting flexibility, and we may be prohibited from paying dividends on our common stock, which may jeopardize our qualification for taxation as a REIT; (13) our foreign operations are subject to economic, political and other risks that could materially and adversely affect our revenues or financial position, including risks associated with fluctuations in foreign currency exchange rates; (14) our business, and that of our customers, is subject to laws, regulations and administrative and judicial decisions, and changes thereto, that could restrict our ability to operate our business as we currently do or impact our competitive landscape; (15) if we fail to remain qualified for taxation as a REIT, we will be subject to tax at corporate income tax rates, which may substantially reduce funds otherwise available, and even if we qualify for taxation as a REIT, we may face tax liabilities that impact earnings and available cash flow; (16) complying with REIT requirements may limit our flexibility or cause us to forego otherwise attractive opportunities; (17) we could have liability under environmental and occupational safety and health laws; (18) we may be adversely affected by regulations related to climate change; (19) if we, or third parties on which we rely, experience technology failures, including cybersecurity incidents or the loss of personally identifiable information, we may incur substantial costs and suffer other negative consequences, which may include reputational damage; (20) our data center segment contains certain operational differences from our tower leasing operations, resulting in different operational risks. If we do not successfully operate our data center segment or identify or manage the related operational risks, such operations may produce results that are lower than anticipated; (21) if we are unable to protect our rights to the land under our towers and buildings in which our data centers are located, it could adversely affect our business and operating results; (22) our business depends on effective data governance, and failures in our data governance frameworks could adversely affect our operations; (23) the transformation initiatives we undertake may not deliver the results we expect; (24) our expansion initiatives involve a number of risks and uncertainties that could adversely affect our operating results, disrupt our operations or expose us to additional risk; (25) our towers, data centers, other telecommunications assets or computer systems may be affected by natural disasters (including as a result of climate change), public perception of health risks and other unforeseen events for which our insurance may not provide adequate coverage or result in increased insurance premiums; and (26) if we are unable or choose not to exercise our rights to purchase towers that are subject to lease and sublease agreements at the end of the applicable period, our cash flows derived from those towers will be eliminated. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information that is provided in the section entitled “Risk Factors” in our upcoming annual report on Form 10-K, and other risks described in documents we subsequently file from time to time with the Securities and Exchange Commission. We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

UNAUDITED CONSOLIDATED BALANCE SHEETS
(In millions)

	December 31, 2025	December 31, 2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,474.8	$1,999.6
Restricted cash	130.4	108.6
Accounts receivable, net	650.3	540.0
Prepaid and other current assets	486.3	530.6
Total current assets	2,741.8	3,178.8
PROPERTY AND EQUIPMENT, net	20,356.3	19,056.8
GOODWILL	12,255.5	11,768.1
OTHER INTANGIBLE ASSETS, net	14,530.7	14,474.3
DEFERRED TAX ASSET	151.4	122.7
DEFERRED RENT ASSET	3,851.3	3,710.2
RIGHT-OF-USE ASSET	8,426.5	8,089.6
NOTES RECEIVABLE AND OTHER NON-CURRENT ASSETS	876.9	676.9
TOTAL	$63,190.4	$61,077.4
LIABILITIES
CURRENT LIABILITIES:
Accounts payable	$259.8	$240.8
Accrued expenses	1,112.5	1,082.0
Distributions payable	818.6	780.3
Accrued interest	425.2	373.6
Current portion of operating lease liability	584.9	576.7
Current portion of long-term obligations	3,387.8	3,693.0
Unearned revenue	325.0	329.2
Total current liabilities	6,913.8	7,075.6
LONG-TERM OBLIGATIONS	33,832.5	32,808.8
OPERATING LEASE LIABILITY	7,158.7	6,875.6
ASSET RETIREMENT OBLIGATIONS	2,512.9	2,393.8
DEFERRED TAX LIABILITY	1,440.3	1,262.0
OTHER NON-CURRENT LIABILITIES	976.9	1,012.9
Total liabilities	52,835.1	51,428.7
COMMITMENTS AND CONTINGENCIES
EQUITY:
Common stock	4.8	4.8
Additional paid-in capital	15,215.3	15,057.3
Distributions in excess of earnings	(5,086.0)	(4,424.1)
Accumulated other comprehensive loss	(4,815.8)	(5,954.6)
Treasury stock	(1,665.8)	(1,301.2)
Total American Tower Corporation equity	3,652.5	3,382.2
Noncontrolling interests	6,702.8	6,266.5
Total equity	10,355.3	9,648.7
TOTAL	$63,190.4	$61,077.4

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
REVENUES:
Property	$2,673.1	$2,483.9	$10,305.0	$9,933.5
Services	64.4	63.7	339.6	193.7
Total operating revenues	2,737.5	2,547.6	10,644.6	10,127.2
OPERATING EXPENSES:
Costs of operations (exclusive of items shown separately below):
Property	676.9	622.6	2,574.1	2,481.8
Services	37.2	31.8	174.0	92.6
Depreciation, amortization and accretion	515.9	500.9	2,041.6	2,028.8
Selling, general, administrative and development expense(1)	236.5	243.1	940.7	933.4
Other operating expense	110.3	69.1	68.4	74.1
Total operating expenses	1,576.8	1,467.5	5,798.8	5,610.7
OPERATING INCOME	1,160.7	1,080.1	4,845.8	4,516.5
OTHER INCOME (EXPENSE):
Interest income	40.4	32.1	134.0	135.2
Interest expense	(344.4)	(321.2)	(1,359.4)	(1,404.5)
Other income (expense) (including unrealized foreign currency gains (losses) of $2.3, $539.7, $(809.4) and $308.3 respectively)	108.2	514.7	(576.2)	377.6
Total other (expense) income	(195.8)	225.6	(1,801.6)	(891.7)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	964.9	1,305.7	3,044.2	3,624.8
Income tax provision	(128.1)	(75.2)	(415.7)	(366.3)
NET INCOME FROM CONTINUING OPERATIONS	836.8	1,230.5	2,628.5	3,258.5
LOSS FROM DISCONTINUED OPERATIONS, NET OF TAXES	—	—	—	(978.3)
NET INCOME	836.8	1,230.5	2,628.5	2,280.2
Net income attributable to noncontrolling interests	(16.1)	(0.9)	(99.0)	(25.2)
NET INCOME ATTRIBUTABLE TO AMERICAN TOWER CORPORATION COMMON STOCKHOLDERS	$820.7	$1,229.6	$2,529.5	$2,255.0
NET INCOME FROM CONTINUING OPERATIONS ATTRIBUTABLE TO AMERICAN TOWER CORPORATION COMMON STOCKHOLDERS	$820.7	$1,229.6	$2,529.5	$3,233.3
NET LOSS FROM DISCONTINUED OPERATIONS ATTRIBUTABLE TO AMERICAN TOWER CORPORATION COMMON STOCKHOLDERS	$—	$—	$—	$(978.3)
NET INCOME PER COMMON SHARE AMOUNTS:
Basic net income from continuing operations attributable to American Tower Corporation common stockholders	$1.76	$2.63	$5.41	$6.92
Basic net loss from discontinued operations attributable to American Tower Corporation common stockholders	—	—	—	(2.09)
Basic net income attributable to American Tower Corporation common stockholders	$1.76	$2.63	$5.41	$4.83
Diluted net income from continuing operations attributable to American Tower Corporation common stockholders	$1.75	$2.62	$5.40	$6.91
Diluted net loss from discontinued operations attributable to American Tower Corporation common stockholders	—	—	—	(2.09)
Diluted net income attributable to American Tower Corporation common stockholders	$1.75	$2.62	$5.40	$4.82
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (in thousands):
BASIC	467,586	467,337	467,922	467,011
DILUTED	468,429	468,418	468,757	468,120
_______________
(1)Selling, general, administrative and development expense includes stock-based compensation expense in aggregate amounts of $31.6 million and $174.2 million for the three and twelve months ended December 31, 2025, respectively, and $41.9 million and $192.7 million for the three and twelve months ended December 31, 2024, respectively.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Twelve Months Ended December 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,628.5	$2,280.2
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, amortization and accretion	2,041.6	2,124.8
Stock-based compensation expense	174.2	203.6
Loss on sale of ATC TIPL	—	1,245.5
Other non-cash items reflected in statements of operations	786.3	(177.1)
Increase in net deferred rent balances	(101.0)	(276.3)
Right-of-use asset and Operating lease liability, net	(1.6)	(20.6)
Changes in unearned revenue	(30.7)	(79.3)
Increase in assets	(62.9)	(70.6)
Increase in liabilities	29.6	60.3
Cash provided by operating activities	5,464.0	5,290.5
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(1,680.4)	(1,590.0)
Payments for acquisitions, net of cash acquired	(454.2)	(123.0)
Proceeds from sales of short-term investments and other non-current assets(1)	294.6	253.2
Proceeds from the sale of ATC TIPL	—	2,158.8
Deposits and other	(19.8)	(288.4)
Cash (used for) provided by investing activities	(1,859.8)	410.6
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term borrowings, net	—	8.8
Borrowings under credit facilities	6,077.3	6,932.9
Proceeds from issuance of senior notes, net	3,000.6	3,568.6
Repayments of notes payable, credit facilities, senior notes, secured debt, term loans and finance leases(2)	(9,450.1)	(12,429.6)
Distributions to noncontrolling interest holders	(270.8)	(390.8)
Contributions from noncontrolling interest holders	148.1	104.7
Purchases of common stock	(364.6)	—
Proceeds from stock options and employee stock purchase plan	41.7	46.4
Distributions paid on common stock	(3,157.2)	(3,074.9)
Deferred financing costs and other financing activities(3)	(233.5)	(218.5)
Cash used for financing activities	(4,208.5)	(5,452.4)
Net effect of changes in foreign currency exchange rates on cash and cash equivalents, and restricted cash	101.3	(233.9)
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS, AND RESTRICTED CASH	(503.0)	14.8
CASH AND CASH EQUIVALENTS, AND RESTRICTED CASH, BEGINNING OF PERIOD	2,108.2	2,093.4
CASH AND CASH EQUIVALENTS, AND RESTRICTED CASH, END OF PERIOD	$1,605.2	$2,108.2
CASH PAID FOR INCOME TAXES, NET(4)	$328.7	$350.8
CASH PAID FOR INTEREST	$1,287.4	$1,424.3
_____________
(1)Twelve months ended December 31, 2025 includes $159.6 million from the sale of equity securities in the U.S. and $137.7 million from the sale of the Company’s fiber assets in South Africa (“South Africa Fiber”). Twelve months ended December 31, 2024 includes $238.0 million from the sale of the optionally convertible debentures issued by one of the Company's customers in India, Vodafone Idea Limited (“VIL”), and associated shares of equity of VIL.
(2)Twelve months ended December 31, 2025 and December 31, 2024 include $4.3 million and $4.7 million of finance lease payments, respectively.
(3)Twelve months ended December 31, 2025 and December 31, 2024 include $36.0 million and $32.7 million of perpetual land easement payments, respectively.
(4)Twelve months ended December 31, 2025 includes (i) $0.3 million of taxes paid in Singapore, related to the ATC TIPL Transaction, (ii) $25.8 million of taxes paid in South Africa, which were incurred as a result of the sale of South Africa Fiber, (iii) $30.4 million of taxes paid related to the sale of equity securities in the U.S. and (iv) $6.5 million of other tax adjustments. Twelve months ended December 31, 2024 includes withholding taxes paid in Singapore of $36.4 million, which were incurred as a result of the ATC TIPL Transaction.

UNAUDITED CONSOLIDATED RESULTS FROM OPERATIONS, BY SEGMENT
($ in millions, totals may not add due to rounding.)

	Three Months Ended December 31, 2025
	Property						Services	Total
	U.S. & Canada	Latin America	Africa & APAC	Europe	Data Centers(1)	Total Property
Segment revenues	$1,325	$438	$382	$248	$281	$2,673	$64	$2,738
Segment operating expenses	228	132	129	92	96	677	37	714
Segment Gross Margin	$1,096	$306	$254	$156	$184	$1,996	$27	$2,023
Segment SG&A(2)	45	26	19	22	24	135	8	144
Segment Operating Profit	$1,052	$280	$235	$134	$160	$1,861	$19	$1,880
Segment Operating Profit Margin	79%	64%	61%	54%	57%	70%	29%	69%

Growth Metrics
Revenue Growth	1.6%	3.9%	23.6%	16.0%	19.0%	7.6%	1.1%	7.5%
Total Tenant Billings Growth	5.8%	3.1%	14.7%	7.1%	N/A	6.5%
Organic Tenant Billings Growth	5.6%	3.1%	12.0%	5.0%	N/A	5.9%

Revenue Components(3)
Prior-Year Tenant Billings	$1,212	$273	$212	$142	$—	$1,838
Colocations/Amendments	42	7	15	4	—	67
Escalations	38	14	13	4	—	69
Cancellations	(10)	(11)	(4)	(1)	—	(26)
Other	(1)	(1)	1	(0)	—	(1)
Organic Tenant Billings	$1,280	$282	$237	$149	$—	$1,948
New Site Tenant Billings	2	(0)	6	3	—	10
Total Tenant Billings	$1,282	$281	$243	$152	$—	$1,958
Foreign Currency Exchange Impact(4)	0	24	19	13	—	56
Total Tenant Billings (Current Period)	$1,282	$305	$262	$165	$—	$2,014

Straight-Line Revenue	10	(7)	18	1	5	28
Pre-paid Amortization Revenue	18	0	0	7	—	26
Other Revenue	14	17	3	13	276	323
International Pass-Through Revenue	—	114	93	55	—	262
Foreign Currency Exchange Impact(5)	(0)	8	6	7	—	21
Total Property Revenue (Current Period)	$1,325	$438	$382	$248	$281	$2,673
_______________
(1)For additional details related to the Data Centers segment, please refer to the supplemental disclosure package available on the Company’s website.
(2)Excludes stock-based compensation expense.
(3)All components of revenue, except those labeled current period, have been translated at prior-period foreign currency exchange rates.
(4)Reflects foreign currency exchange impact on all components of Total Tenant Billings.
(5)Reflects foreign currency exchange impact on components of revenue, other than Total Tenant Billings.

UNAUDITED CONSOLIDATED RESULTS FROM OPERATIONS, BY SEGMENT (CONTINUED)
($ in millions, totals may not add due to rounding.)

	Three Months Ended December 31, 2024
	Property						Services	Total
	U.S. & Canada	Latin America	Africa & APAC	Europe	Data Centers(1)	Total Property
Segment revenues	$1,304	$421	$309	$214	$236	$2,484	$64	$2,548
Segment operating expenses	221	125	94	84	98	623	32	654
Segment Gross Margin	$1,083	$296	$215	$131	$137	$1,861	$32	$1,893
Segment SG&A(2)	43	33	15	20	22	133	6	140
Segment Operating Profit	$1,040	$263	$200	$111	$115	$1,728	$26	$1,754
Segment Operating Profit Margin	80%	62%	65%	52%	49%	70%	40%	69%

Growth Metrics
Revenue Growth	0.2%	(3.3)%	3.4%	15.6%	9.7%	2.0%	203.3%	3.7%
Total Tenant Billings Growth	4.2%	2.6%	18.3%	7.3%	N/A	5.7%
Organic Tenant Billings Growth	4.2%	2.5%	13.3%	5.7%	N/A	5.0%

Revenue Components(3)
Prior-Year Tenant Billings	$1,163	$300	$197	$133	$—	$1,793
Colocations/Amendments	45	7	12	5	—	70
Escalations	35	12	16	4	—	67
Cancellations	(28)	(11)	(3)	(1)	—	(44)
Other	(3)	(1)	2	(0)	—	(3)
Organic Tenant Billings	$1,212	$307	$223	$140	$—	$1,882
New Site Tenant Billings	0	0	10	2	—	12
Total Tenant Billings	$1,212	$308	$233	$142	$—	$1,895
Foreign Currency Exchange Impact(4)	(0)	(35)	(21)	(1)	—	(56)
Total Tenant Billings (Current Period)	$1,212	$273	$212	$142	$—	$1,838

Straight-Line Revenue	43	(2)	14	2	1	58
Pre-paid Amortization Revenue	21	0	1	8	—	30
Other Revenue	28	47	(3)	7	235	314
International Pass-Through Revenue	—	122	90	57	—	269
Foreign Currency Exchange Impact(5)	0	(20)	(5)	(0)	—	(26)
Total Property Revenue (Current Period)	$1,304	$421	$309	$214	$236	$2,484
_______________
(1)For additional details related to the Data Centers segment, please refer to the supplemental disclosure package available on the Company’s website.
(2)Excludes stock-based compensation expense.
(3)All components of revenue, except those labeled current period, have been translated at prior-period foreign currency exchange rates.
(4)Reflects foreign currency exchange impact on all components of Total Tenant Billings.
(5)Reflects foreign currency exchange impact on components of revenue, other than Total Tenant Billings.

UNAUDITED CONSOLIDATED RESULTS FROM OPERATIONS, BY SEGMENT (CONTINUED)
($ in millions, totals may not add due to rounding.)

	Twelve Months Ended December 31, 2025
	Property						Services	Total
	U.S. & Canada	Latin America	Africa & APAC	Europe	Data Centers(1)	Total Property
Segment revenues	$5,249	$1,643	$1,423	$938	$1,053	$10,305	$340	$10,645
Segment operating expenses	870	511	447	344	402	2,574	174	2,748
Segment Gross Margin	$4,379	$1,132	$976	$594	$651	$7,731	$166	$7,897
Segment SG&A(2)	167	103	76	70	89	503	27	531
Segment Operating Profit	$4,212	$1,029	$900	$524	$562	$7,228	$138	$7,366
Segment Operating Profit Margin	80%	63%	63%	56%	53%	70%	41%	69%

Growth Metrics
Revenue Growth	0.0%	(4.4)%	17.8%	12.3%	13.9%	3.7%	75.3%	5.1%
Total Tenant Billings Growth	4.3%	3.1%	15.7%	7.1%	N/A	5.6%
Organic Tenant Billings Growth	4.2%	3.0%	12.9%	5.1%	N/A	5.1%

Revenue Components(3)
Prior-Year Tenant Billings	$4,865	$1,177	$824	$564	$—	$7,430
Colocations/Amendments	159	27	54	19	—	258
Escalations	149	62	55	14	—	280
Cancellations	(96)	(49)	(12)	(3)	—	(159)
Other	(7)	(4)	9	(1)	—	(4)
Organic Tenant Billings	$5,069	$1,213	$931	$593	$—	$7,806
New Site Tenant Billings	6	1	23	11	—	40
Total Tenant Billings	$5,075	$1,214	$954	$604	$—	$7,846
Foreign Currency Exchange Impact(4)	(0)	(40)	35	26	—	20
Total Tenant Billings (Current Period)	$5,074	$1,173	$989	$630	$—	$7,867

Straight-Line Revenue	55	(26)	56	5	10	100
Pre-paid Amortization Revenue	73	2	2	32	—	108
Other Revenue	46	31	(2)	33	1,043	1,150
International Pass-Through Revenue	—	479	369	226	—	1,074
Foreign Currency Exchange Impact(5)	0	(16)	9	13	—	7
Total Property Revenue (Current Period)	$5,249	$1,643	$1,423	$938	$1,053	$10,305
_______________
(1)For additional details related to the Data Centers segment, please refer to the supplemental disclosure package available on the Company’s website.
(2)Excludes stock-based compensation expense.
(3)All components of revenue, except those labeled current period, have been translated at prior-period foreign currency exchange rates.
(4)Reflects foreign currency exchange impact on all components of Total Tenant Billings.
(5)Reflects foreign currency exchange impact on components of revenue, other than Total Tenant Billings.

UNAUDITED CONSOLIDATED RESULTS FROM OPERATIONS, BY SEGMENT (CONTINUED)
($ in millions, totals may not add due to rounding.)

	Twelve Months Ended December 31, 2024
	Property						Services	Total
	U.S. & Canada	Latin America	Africa & APAC(1)	Europe	Data Centers(2)	Total Property
Segment revenues	$5,248	$1,718	$1,208	$835	$925	$9,934	$194	$10,127
Segment operating expenses	871	530	381	309	391	2,482	93	2,574
Segment Gross Margin	$4,377	$1,188	$828	$525	$534	$7,452	$101	$7,553
Segment SG&A(3)	161	111	68	65	79	484	21	505
Segment Operating Profit	$4,216	$1,077	$760	$461	$455	$6,968	$80	$7,048
Segment Operating Profit Margin	80%	63%	63%	55%	49%	70%	41%	70%

Growth Metrics
Revenue Growth	0.6%	(4.5)%	(2.9)%	7.6%	10.8%	0.7%	35.5%	1.1%
Total Tenant Billings Growth	4.7%	2.4%	19.3%	7.3%	N/A	6.1%
Organic Tenant Billings Growth	4.7%	2.3%	13.1%	5.8%	N/A	5.3%

Revenue Components(4)
Prior-Year Tenant Billings	$4,649	$1,194	$800	$525	$—	$7,168
Colocations/Amendments	180	32	52	20	—	284
Escalations	140	50	73	16	—	279
Cancellations	(91)	(51)	(24)	(4)	—	(171)
Other	(11)	(3)	4	(1)	—	(11)
Organic Tenant Billings	$4,867	$1,221	$905	$556	$—	$7,549
New Site Tenant Billings	(2)	2	49	8	—	57
Total Tenant Billings	$4,865	$1,223	$955	$564	$—	$7,606
Foreign Currency Exchange Impact(5)	(0)	(46)	(131)	1	—	(176)
Total Tenant Billings (Current Period)	$4,865	$1,177	$824	$564	$—	$7,430

Straight-Line Revenue	231	(13)	56	5	10	289
Pre-paid Amortization Revenue	83	2	4	24	—	114
Other Revenue	69	100	(21)	26	915	1,090
International Pass-Through Revenue	—	486	370	215	—	1,072
Foreign Currency Exchange Impact(6)	0	(34)	(27)	0	—	(60)
Total Property Revenue (Current Period)	$5,248	$1,718	$1,208	$835	$925	$9,934
_______________
(1)Excludes the operating results of ATC TIPL, which are reported as discontinued operations.
(2)For additional details related to the Data Centers segment, please refer to the supplemental disclosure package available on the Company’s website.
(3)Excludes stock-based compensation expense.
(4)All components of revenue, except those labeled current period, have been translated at prior-period foreign currency exchange rates.
(5)Reflects foreign currency exchange impact on all components of Total Tenant Billings.
(6)Reflects foreign currency exchange impact on components of revenue, other than Total Tenant Billings.

UNAUDITED SELECTED CONSOLIDATED FINANCIAL INFORMATION
($ in millions, except share and per share data, totals may not add due to rounding.)

The reconciliation of Adjusted EBITDA to net income and the calculation of Adjusted EBITDA Margin are as follows(1):
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net income	$836.8	$1,230.5	$2,628.5	$2,280.2
Loss from discontinued operations, net of taxes	—	—	—	978.3
Income tax provision	128.1	75.2	415.7	366.3
Other (income) expense	(108.2)	(514.7)	576.2	(377.6)
Interest expense	344.4	321.2	1,359.4	1,404.5
Interest income	(40.4)	(32.1)	(134.0)	(135.2)
Other operating expense	110.3	69.1	68.4	74.1
Depreciation, amortization and accretion	515.9	500.9	2,041.6	2,028.8
Stock-based compensation expense	31.6	41.9	174.2	192.7
Adjusted EBITDA	$1,818.5	$1,692.0	$7,130.0	$6,812.1
Total revenue	$2,737.5	$2,547.6	$10,644.6	$10,127.2
Adjusted EBITDA Margin	66%	66%	67%	67%
_______________
(1)All line items, except for Net income and Loss from discontinued operations, net of taxes, exclude discontinued operations.

The reconciliation of Nareit FFO attributable to American Tower Corporation common stockholders to net income and the calculation of AFFO attributable to American Tower Corporation common stockholders and AFFO attributable to American Tower Corporation common stockholders per Share are as follows:
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net income(1)	$836.8	$1,230.5	$2,628.5	$2,280.2
Real estate related depreciation, amortization and accretion	480.9	465.5	1,899.6	1,879.6
Losses from sale or disposal of real estate and real estate related impairment charges(2)	112.1	68.7	83.5	91.6
Adjustments and distributions for unconsolidated affiliates and noncontrolling interests(3)	(111.7)	(83.1)	(450.7)	(352.7)
Adjustments for discontinued operations(4)	—	—	—	1,334.5
Nareit FFO attributable to AMT common stockholders	$1,318.1	$1,681.6	$4,160.9	$5,233.2
Straight-line revenue	(28.0)	(55.9)	(101.0)	(277.6)
Straight-line expense	8.3	8.0	36.2	46.8
Stock-based compensation expense	31.6	41.9	174.2	192.7
Deferred portion of income tax and other income tax adjustments(5)	14.3	(51.1)	150.0	88.7
Non-real estate related depreciation, amortization and accretion	35.0	35.4	142.0	149.2
Amortization of deferred financing costs, debt discounts and premiums and long-term deferred interest charges	13.1	14.1	54.1	54.1
Other (income) expense(6)	(108.2)	(514.7)	576.2	(377.6)
Other operating (income) expense(7)	(1.8)	0.4	(15.1)	(17.5)
Capital improvement capital expenditures	(62.7)	(69.4)	(185.2)	(157.4)
Corporate capital expenditures	(0.7)	(4.1)	(10.4)	(13.9)
Adjustments and distributions for unconsolidated affiliates and noncontrolling interests(8)	11.0	1.6	59.7	4.4
Adjustments for discontinued operations(9)	—	—	—	9.0
AFFO attributable to AMT common stockholders	$1,230.0	$1,087.8	$5,041.6	$4,934.1
Divided by weighted average diluted shares outstanding (in thousands)	468,429	468,418	468,757	468,120
AFFO attributable to AMT common stockholders per Share	$2.63	$2.32	$10.76	$10.54
As Adjusted:
AFFO attributable to AMT common stockholders from discontinued operations	—	—	—	365.2
AFFO attributable to American Tower Corporation common stockholders from continuing operations	$1,230.0	$1,087.8	$5,041.6	$4,568.9
Adjustment for interest expense savings associated with the use of ATC TIPL Transaction proceeds	—	—	—	92.2
AFFO attributable to AMT common stockholders, as adjusted(10)	$1,230.0	$1,087.8	$5,041.6	$4,661.1
AFFO attributable to AMT common stockholders per Share, as adjusted(10)	$2.63	$2.32	$10.76	$9.96
_______________
(1)For the twelve months ended December 31, 2024, includes Loss from discontinued operations, net of taxes of $978.3 million.
(2)For the three and twelve months ended December 31, 2025 and 2024, includes impairment charges of approximately $100.2 million, $68.6 million, $100.7 million, and $68.6 million, respectively. For the year ended December 31, 2025, includes a gain on the sale of South Africa Fiber of $53.6 million.
(3)Includes distributions to noncontrolling interest holders, distributions related to the outstanding mandatorily convertible preferred equity in connection with the Company’s agreements with certain investment vehicles affiliated with Stonepeak Partners LP and adjustments for the impact of noncontrolling interests on Nareit FFO attributable to American Tower Corporation common stockholders.
(4)For the twelve months ended December 31, 2024, includes (i) real estate related depreciation, amortization and accretion for discontinued operations of $91.3 million, (ii) losses from the sale or disposal of real estate and real estate related impairment charges for discontinued operations of $1.2 billion, and (iii) a loss on the sale of ATC TIPL of $1.2 billion.
(5)For the three months ended December 31, 2025, includes adjustments for (i) $6.2 million of taxes paid in South Africa, which were incurred as a result of the sale of South Africa Fiber, (ii) $30.4 million of taxes paid related to the sale of equity securities in the U.S. and (iii) $6.5 million of other tax adjustments. For the twelve months ended December 31, 2025, includes adjustments for (i) $0.3 million of taxes paid in Singapore related to the ATC TIPL Transaction, (ii) $25.8 million of taxes paid in South Africa, which were incurred as a result of the sale of South Africa Fiber, (iii) $30.4 million of taxes paid related to the sale of equity securities in the U.S. and (iv) $6.5 million of other tax adjustments. Accordingly, we believe it is more meaningful to present AFFO attributable to American Tower Corporation common stockholders excluding these amounts.
(6)For the three and twelve months ended December 31, 2025 and 2024, includes gains (losses) on foreign currency exchange rate fluctuations of $2.3 million, $539.7 million, $(809.4) million and $308.3 million, respectively.
(7)Primarily includes acquisition-related costs, integration costs and disposition costs.
(8)Includes adjustments for the impact of noncontrolling interests on other line items, excluding those already adjusted for in Nareit FFO attributable to American Tower Corporation common stockholders.

(9)Includes the impact of discontinued operations associated with other line items, excluding the impact already included in Nareit FFO attributable to American Tower Corporation common stockholders.
(10)Represents AFFO attributable to AMT common stockholders from continuing operations adjusted for a full period of interest expense savings associated with the use of approximately $2.0 billion of proceeds from the ATC TIPL Transaction to pay down existing indebtedness under the 2021 Multicurrency Credit Facility, at the applicable historical borrowing cost for the respective period. No additional adjustments are required related to the repayment of approximately $120 million under the India Term Loan, as the historical interest expense associated with the India Term Loan is already considered as part of AFFO attributable to AMT common stockholders from discontinued operations when deriving AFFO attributable to AMT common stockholders from continued operations.

The reconciliation of Adjusted EBITDA to AFFO attributable to American Tower Corporation common stockholders and AFFO attributable to American Tower Corporation common stockholders per Share and AFFO attributable to American Tower Corporation common stockholders per Share, as adjusted are as follows:
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Adjusted EBITDA	$1,818.5	$1,692.0	$7,130.0	$6,812.1
Straight-line revenue	(28.0)	(55.9)	(101.0)	(277.6)
Straight-line expense	8.3	8.0	36.2	46.8
Cash interest expense	(331.3)	(307.1)	(1,305.3)	(1,350.4)
Interest income	40.4	32.1	134.0	135.2
Cash paid for income taxes	(113.8)	(126.3)	(265.7)	(277.6)
Capital improvement capital expenditures	(62.7)	(69.4)	(185.2)	(157.4)
Corporate capital expenditures	(0.7)	(4.1)	(10.4)	(13.9)
Adjustments and dividends for non-controlling interests	(100.7)	(81.5)	(391.0)	(348.3)
Adjustments from discontinued operations	—	—	—	365.2
AFFO Attributable to Common Stockholders	$1,230.0	$1,087.8	$5,041.6	$4,934.1
Divided by weighted average diluted shares outstanding	468.4	468.4	468.8	468.1
AFFO Attributable to Common Stockholders per Share	$2.63	$2.32	$10.76	$10.54
AFFO attributable to AMT common stockholders, as adjusted	$1,230.0	$1,087.8	$5,041.6	$4,661.1
AFFO attributable to AMT common stockholders per Share, as adjusted	$2.63	$2.32	$10.76	$9.96

The reconciliations of segment gross margins are as follows:
	Three Months Ended December 31, 2025
	Property						Services	Total
	U.S. & Canada	Latin America	Africa & APAC	Europe	Data Centers	Total Property
Gross Margin	$946.1	$254.9	$204.4	$75.7	$34.2	$1,515.3	$27.2	$1,542.5
Real estate related depreciation, amortization and accretion	150.3	51.0	49.2	80.4	150.0	480.9	—	480.9
Segment Gross Margin	$1,096.4	$305.9	$253.6	$156.1	$184.2	$1,996.2	$27.2	$2,023.4

	Three Months Ended December 31, 2024
	Property						Services	Total
	U.S. & Canada	Latin America	Africa & APAC	Europe	Data Centers	Total Property
Gross Margin	$935.9	$245.5	$159.2	$59.9	$(4.7)	$1,395.8	$31.9	$1,427.7
Real estate related depreciation, amortization and accretion	147.0	50.1	55.6	70.8	142.0	465.5	—	465.5
Segment Gross Margin	$1,082.9	$295.6	$214.8	$130.7	$137.3	$1,861.3	$31.9	$1,893.2

	Twelve Months Ended December 31, 2025
	Property						Services	Total
	U.S. & Canada	Latin America	Africa & APAC	Europe	Data Centers	Total Property
Gross Margin	$3,783.1	$935.2	$779.5	$287.1	$46.4	$5,831.3	$165.6	$5,996.9
Real estate related depreciation, amortization and accretion	595.6	196.4	196.9	306.4	604.3	1,899.6	—	1,899.6
Segment Gross Margin	$4,378.7	$1,131.6	$976.4	$593.5	$650.7	$7,730.9	$165.6	$7,896.5

	Twelve Months Ended December 31, 2024
	Property						Services	Total
	U.S. & Canada	Latin America	Africa & APAC(1)	Europe	Data Centers	Total Property
Gross Margin	$3,790.6	$985.9	$610.9	$240.9	$(56.2)	$5,572.1	$101.1	$5,673.2
Real estate related depreciation, amortization and accretion	586.6	201.8	216.6	284.4	590.2	1,879.6	—	1,879.6
Segment Gross Margin	$4,377.2	$1,187.7	$827.5	$525.3	$534.0	$7,451.7	$101.1	$7,552.8
_______________
(1)Excludes the operating results of ATC TIPL, which are reported as discontinued operations.